(e)(1)(i)

October 15, 2012

Michael J. Roland

Executive Vice President

ING Investments Distributor, LLC

7337 E. Doubletree Ranch Road, Suite 100

Scottsdale, AZ  85258

Dear Mr. Roland:

Pursuant to the Underwriting Agreement (the “Agreement”) dated September 23, 2002, as amended, between ING Mutual Funds and ING Investments Distributor, LLC (“Underwriter”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Diversified Emerging Markets Debt Fund (the “Fund”), a newly established series of ING Mutual Funds, effective on October 15, 2012, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

The Amended Schedule A has also been updated: 1) to reflect the name change for ING International SmallCap Multi-Manager Fund to ING International Small Cap Fund; 2) to reflect the removal of ING Emerging Countries Fund, because it recently merged away; and 3) to reflect the removal of ING International Capital Appreciation Fund, because it recently liquidated.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Fund.

Very sincerely,

		By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Mutual Funds

ACCEPTED AND AGREED TO:
ING Investments Distributor, LLC

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President

7337 E. Doubletree Ranch Rd., Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Mutual Funds

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

ING MUTUAL FUNDS

and

ING INVESTMENTS DISTRIBUTOR, LLC

Name of Fund
ING Diversified Emerging Markets Debt Fund
ING Diversified International Fund
ING Emerging Markets Equity Fund
ING Global Bond Fund
ING Global Equity Dividend Fund
ING Global Natural Resources Fund
ING Global Opportunities Fund
ING Global Real Estate Fund
ING Global Value Choice Fund
ING Greater China Fund
ING Index Plus International Equity Fund
ING International Core Fund
ING International Growth Fund
ING International Real Estate Fund
ING International Small Cap Fund
ING International Value Choice Fund
ING Russia Fund